Exhibit 32.3

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the financial statements of Chindex International, Inc. (“Registrant”) for the three months ended September 30, 2013 (the “Report”), the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: November 12, 2013

/s/ Robert C. Low
Robert C. Low
Senior Vice President of Finance, Chief Financial Officer, and Corporate Controller
(Principal Financial and Accounting Officer)

“A signed original of this written statement required by Section 906 has been provided to Chindex International, Inc. and will be retained by Chindex International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.”